UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ROCKY MOUNTAINS GROUP LTD

(Exact name of registrant issuer as specified in its charter)

Nevada	8200	93-2609396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

E 242 Bucklands Beach Road, Bucklands Beach

Auckland 2012, New Zealand

(Address of principal executive offices, including zip code)

Issuer’s telephone number: +(61) 405223877

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which to be registered each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-281852

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock par value of $0.0001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

ROCKY MOUNTAINS GROUP LTD (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2024 (File No. 333-281852) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently under the Securities Act of 1933.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit No.	Description
3.1*	Certificate of Incorporation
3.2*	By-laws

* Previously filed with the Company’s Form S-1 filed with the Securities and Exchange Commission on August 30, 2024.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 4, 2026	ROCKY MOUNTAINS GROUP LTD

	By:	/s/ Zonghan Wu
Zonghan Wu
CEO